Exhibit 3(a)(iii)

                       IDAHO POWER COMPANY
                     ARTICLES OF AMENDMENT

1.   Idaho Power Company (Company) is hereby amending Articles 4,
     9, 10, 11 and 12 of its Restated Articles of Incorporation to read as follows:

               ARTICLE 4. DIRECTORS.  (a) The number of
          directors constituting the Board of Directors
          of  the Corporation shall be fixed from  time
          to time exclusively by the Board of Directors
          pursuant   to   a   resolution   adopted   by
          affirmative  vote  of  a  majority   of   the
          directors, but the number of directors shall be no less than 9 and no greater than 15.
          The number of directors may be increased or decreased, beyond the limits set forth above, only by an amendment to the Restated Articles of Incorporation of the Corporation pursuant to Article 10 of the Restated Articles of Incorporation of the Corporation.

               The  Board of Directors shall be divided
          into  three classes as nearly equal in number
          as  may  be.  The initial term of  office  of
          each director in the first class shall expire
          at  the  annual  meeting of  shareholders  in
          1990;  the  initial term of  office  of  each
          director in the second class shall expire  at
          the  annual meeting of shareholders in  1991;
          and  the  initial  term  of  office  of  each
          director  in the third class shall expire  at
          the  annual meeting of shareholders in  1992.
          At  each  annual election commencing  at  the
          annual  meeting of shareholders in 1990,  the
          successors  to  the class of directors  whose
          term expires at that time shall be elected to
          hold  office  for a term of  three  years  to
          succeed those whose term expires, so that the
          term  of one class of directors shall  expire
          each  year.  Each director shall hold  office
          for  the  term  for which he  is  elected  or
          appointed  and until his successor  shall  be
          elected and qualified or until his death,  or
          until   he   shall  resign  or  be   removed;
          provided, however, that no person who will be seventy (70) years of age or more on or before the annual meeting shall be nominated to the Board of Directors, and any directors who reach the age of seventy (70) shall be automatically retired from the Board.

               In the event of any increase or decrease
          in  the  authorized number of directors,  (i)
          each  director  then serving  as  such  shall
          nevertheless  continue as a director  of  the
          class  of  which  he is a  member  until  the
          expiration  of  his  current  term,  or   his
          earlier  resignation, removal from office  or
          death,  (ii) the newly created or  eliminated
          directorships resulting from such increase or
          decrease shall be apportioned by the Board of
          Directors   among   the  three   classes   of
          directors so as to maintain such classes as nearly equal in number as may be.

               (b)     Newly    created   directorships
          resulting from any increase in the authorized
          number  of directors or any vacancies in  the
          Board  of  Directors  resulting  from  death,
          resignation,   retirement,  disqualification,
          removal  from office or other cause shall  be
          filled  by a two-thirds vote of the directors
          then in office, or a sole remaining director,
          although   less  than  a  quorum.   Directors
          chosen  to fill vacancies resulting  from  an
          increase   in   the  authorized   number   of
          directors  shall hold office until  the  next
          election  of  directors by the  shareholders;
          directors  chosen  to  fill  other  vacancies
          shall hold office for a term expiring at  the
          annual  meeting of shareholders at which  the
          term  of  the class to which they  have  been
          elected  expires.  If one or  more  directors
          shall resign from the Board effective as of a
          future date, such vacancy or vacancies  shall
          be  filled pursuant to the provisions hereof,
          and  such  new  directorship(s) shall  become
          effective    when    such   resignation    or
          resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

     The remaining sections of Article 4 are unchanged.

               ARTICLE   9.    SPECIAL   MEETINGS    OF
          SHAREHOLDERS.     Special     meetings     of
          shareholders of the Corporation may be called
          only   by  the  Chairman  of  the  Board   of
          Directors, the President, a majority of the Board of Directors, or the holders of not less than twenty percent (20%) of all the shares entitled to vote on any issue proposed to be considered at the proposed special meeting.

               ARTICLE  10. AMENDMENTS. Notwithstanding
          anything  to the contrary contained in  these
          Restated  Articles  of Incorporation  or  the
          By-laws     of    the    Corporation     (and
          notwithstanding  the  fact  that   a   lesser
          percentage  may be specified  by  law,  these
          Restated  Articles  of Incorporation  or  the
          By-laws  of the Corporation), the affirmative
          vote  of  the holders of at least four-fifths
          of  the  voting power of the then outstanding
          Voting  Stock  shall  be required  to  amend,
          alter,  change  or repeal, or  to  adopt  any
          provision inconsistent with, ARTICLES 4, 8, 9
          and   10   of  these  Restated  Articles   of
          Incorporation,     provided     that     such
          four-fifths vote shall not be required for any amendment, alteration, change or repeal recommended to the shareholders by two-thirds of the Continuing Directors, as defined in
          ARTICLE 8.

               The shareholders may adopt or amend a by-
          law  that  fixes a greater quorum  or  voting
          requirement  for  shareholders,   or   voting
          groups of shareholders, than is required by the Idaho Business Corporation Act.

               ARTICLE 11.  AMENDMENT OF BY-LAWS.   The
          Corporation's  By-laws  may  be  amended   or
          repealed or new by-laws may be made:  (a)  by
          the affirmative vote of the holders of record
          of  a  majority  of  the outstanding  capital
          stock  of  the Corporation entitled  to  vote
          thereon, irrespective of class, given at  any
          annual or special meeting of the shareholders
          except  that  amendments  to  or  repeal   of
          Section 7.3, Section 2.9 or Article III of the By-laws by the shareholders shall require the affirmative vote of two-thirds of all shares entitled to vote thereon; provided that notice of the proposed amendment, repeal or new by-law or by-laws be included in the notice of such meeting or waiver thereof; or
          (b) by the affirmative vote of a majority of the entire Board of Directors given at any regular meeting of the Board, or any special meeting thereof.

               ARTICLE    12.    INDEMNIFICATION    AND
          LIMITATION   OR   ELIMINATION   OF   DIRECTOR
          LIABILITY.   Capitalized terms used  in  this
          Article 12 that are defined in Section  30-1-
          850  of  the  Idaho Business Corporation  Act
          shall  have  the meaning given to such  terms
          under  Section  30-1-850  of  the  Act.   The
          Corporation shall indemnify its Directors and
          Officers  against Liability and Expenses  and
          shall  advance Expenses to its Directors  and
          Officers in connection with any Proceeding to
          the  fullest extent permitted by the Act,  as
          now  in  effect  or as it may be  amended  or
          substituted from time to time.
               No  Director of the Corporation shall be
          personally liable to the Corporation  or  its
          shareholders   for   monetary   damages   for
          breach  of  fiduciary  duty  as  a  Director;
          provided that this Article shall not limit or eliminate the liability of a Director for any act or omission for which such limitation or elimination of liability is not permitted under the Idaho Business Corporation Act. No amendment to the Idaho Business Corporation
          Act that further limits or eliminates the acts or omissions for which limitation or elimination of liability is permitted shall affect the liability of a Director for any act or omission which occurs prior to the effective date of such amendment.